Exhibit 99.(b)(10)(a)


   [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                  June 21, 2002


Board of Directors
Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032-4572


Directors:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain group flexible premium deferred fixed/variable annuity contracts incorporated by reference with post-effective amendment number 13 to the registration statement on Form N-4 for Conseco Variable Annuity Account C (File Nos. 033-61122; 811-04819). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very Truly Yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By:  /s/ MARY JANE WILSON-BILIK
                                             ----------------------------
                                                 Mary Jane Wilson-Bilik